AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of July 7, 1999 (this "Agreement"), among NETWOLVES CORPORATION, a New York corporation, ("NetWolves"), TSG Global Education Web, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NetWolves ("TSG"), and SALES AND MANAGEMENT CONSULTING, INC., d/b/a, THE SULLIVAN GROUP and DUFFY-VINET INSTITUTE, a Connecticut corporation ( "SMCI"), and the persons whose signatures appear at the foot hereof (individually a "Stockholder" and collectively the "Stockholders".

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of NetWolves, and the Board of Directors and Stockholders of TSG and SMCI have each determined that it is advisable and in the best interests of their respective shareholders for NetWolves to cause SMCI to merge with and into TSG upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of NetWolves, and the Board of Directors and Stockholders of SMCI and SMCI have each approved the merger (the "Merger") of SMCI with and into TSG in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of SMCI's Common Stock, par value $100.00 per share (the "Company Common Stock"), subject to the provisions of Section 1.7, shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(a)), upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, NetWolves, TSG, SMCI and the Stockholders hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.1 The Merger (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, SMCI shall be merged with and into TSG, the separate corporate existence of SMCI shall cease, and TSG shall continue as the Surviving TSG. TSG as the Surviving TSG after the Merger is hereinafter sometimes referred to as the "Surviving TSG."

          (b) Closing. The consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article V at the offices of Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York, unless another date, time or place is agreed to in writing by the parties hereto.
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     SECTION 1.2 Effective Time. The parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time"), attached as Exhibit 1.2.

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) the Surviving TSG shall possess all the rights, privileges, immunities, powers and purposes of TSG and SMCI, (ii) all the property, real and personal, including subscriptions to shares, causes of action and every other asset of TSG and SMCI shall vest in the Surviving TSG without further act or deed, and (iii) the Surviving TSG shall assume and be liable for all the liabilities, obligations and penalties of TSG and SMCI.

     SECTION 1.4 Certificate of Incorporation; By-Laws. (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of TSG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving TSG until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

          (b) By-Laws. The By-Laws of TSG, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving TSG until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving TSG and such By-Laws.

     SECTION 1.5 Directors and Officers. The directors of TSG immediately prior to the Effective Time shall be the initial directors of the Surviving TSG, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving TSG, and the officers of TSG immediately prior to the Effective Time shall be the initial officers of the Surviving TSG, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of NetWolves, TSG, SMCI or the holders of any of the following securities:

           (a) Conversion of Shares.

               (i) NetWolves shall contribute 180,000 shares of its 0.0033 par value Common Stock ("NetWolves Common Stock") to TSG to be used to acquire SMCI;

               (ii) Each share of SMCI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 300 validly issued, fully paid and non assessable shares of NetWolves Common Stock;
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               (iii)  Each share of SMCI  Common  Stock  issued and  outstanding immediately prior to the Effective Time shall be converted to and exchanged for 300 fully paid and non assessable shares of NetWolves Common Stock;

               (iv) Then the Merger of SMCI into TSG shall occur with TSG Surviving in accordance with the Certificate of Merger set forth in
          Exhibit 1.2; and

               (v) The 180,000  shares of NetWolves  Common Stock referred to in
          (i), (ii) and (iii) above is collectively referred to herein as the "Merger Consideration".

          (b) Cancellation. Each share of SMCI Common Stock held in the treasury of SMCI shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) No Liability. Neither NetWolves, TSG nor SMCI shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) Withholding Rights. NetWolves shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such amounts as NetWolves is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by NetWolves, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by NetWolves.

     SECTION 1.7 Delivery of Merger Consideration. As soon as practicable after the Effective Time, the Secretary of the Surviving TSG and the Secretary of NetWolves shall take such action as may be appropriate in order to deliver the shares of NetWolves Common Stock, respectively, in accordance with the provisions of Section 1.6(a).

     SECTION 1.8 Taking of Necessary Action; Further Action. Each of NetWolves, TSG and SMCI will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving TSG with all the rights, privileges, immunities, powers and purposes, and all the property, real and personal, including subscriptions to shares, causes of action and every other asset of SMCI and TSG, the officers and directors of SMCI and TSG immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.9 Material Adverse Effect. When used in connection with the Company, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities, or results of operations of SMCI. When used in connection with NetWolves, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities, or results of operations of NetWolves.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SMCI

     The Stockholders and SMCI, jointly and severally, represent and warrant to NetWolves as of the date hereof and as of the Closing Date as follows:

     SECTION 2.1 Organization and Authority.

          SMCI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and governmental) to own, operate and lease its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would have an adverse effect of less than $15,000 in the aggregate on SMCI. Except as set forth in Schedule 2.1, SMCI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would have an adverse effect of less than $15,000 in the aggregate on the business of SMCI.

     SECTION 2.2. Subsidiary. SMCI has no subsidiaries nor any direct or indirect interest by stock ownership or otherwise in any firm, association, corporation or business enterprise, except as set forth on Schedule 2.2.


     SECTION 2.3 Authorization of Agreements. The Stockholders have the legal capacity and SMCI has the power and authority to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly executed and delivered by SMCI and the Stockholders and constitutes the legal, valid and binding obligation of SMCI and Stockholders enforceable against them in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

     SECTION 2.4 Capital Stock. The authorized, issued and outstanding capital stock of all classes of SMCI is set forth on Schedule 2.4. All of the outstanding capital stock of SMCI has been duly authorized and is validly issued, fully paid and nonassessable. All outstanding capital stock and any other outstanding securities of SMCI were issued in compliance with all federal and state securities laws. The lawful, registered and beneficial owners (and their addresses) of all shares of the capital stock of SMCI and the number of shares held by each is as indicated on Schedule 2.4 hereto. There are no rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from the

Stockholders, SMCI, or any other person, any shares of stock, or securities or obligations of any kind convertible into or exchangeable for any shares of stock, of any class of SMCI or any other equity interest in SMCI. There is no proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any share of Stock.

     SECTION 2.5 . No Conflicts. The execution, delivery and performance of this Agreement, and any other agreement or document contemplated herein or therein and the consummation of all of the transactions contemplated hereby and thereby:
(i) do not and will not require the consent, waiver, approval, license, designation or authorization of, or declaration with, any Person or court to which SMCI is subject or any governmental authority or agency; and (ii) do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the assets of SMCI pursuant to, or otherwise give rise to any liability or obligation under, the certificate of incorporation or bylaws of SMCI, any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument or any order, judgment, decree, statute or regulation to which the Stockholders or SMCI is a party or by which the Stockholders, SMCI or any of their assets may be bound, except for any such violations, conflicts, breaches, defaults or other occurrences which would not have a material adverse effect on SMCI.

     SECTION 2.6 Financial Statements. Schedule 2.6 sets forth the Financial Statements of SMCI.

          (a)  For the  relevant  periods,  the  Financial  Statements:  (1) are
complete  and  correct  in  all  material  respects;   (2)  present  fairly  the
consolidated financial position of SMCI at such dates and the results of operations and changes in financial position for the respective periods ended on such dates; and (3) were prepared in accordance with generally accepted accounting principles, consistently applied during the periods, and are in accordance with the books and records maintained by SMCI in all material respects.

          (b) As at April 30, 1999, SMCI had no liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, not shown and adequately provided for in the Financial Statements as of such date or in the Schedules to this Agreement.

     SECTION 2.7 Taxes. True and correct copies of SMCI's federal and state income tax returns for the years ended December 31, 1996, 1997, and 1998 have been delivered to NetWolves. All tax returns (including information returns) required by any jurisdiction to have been filed by or with respect to SMCI have been timely filed, except for returns with respect to which extensions have been granted, and each such return is true, correct and complete.

          Except as set forth in Schedule 2.7, all liabilities of SMCI to any jurisdiction for taxes of every kind and nature, including interest thereon and penalties with respect thereto, (collectively "Taxes") relating to any period ending on or prior to April 30, 1999, have been timely paid by SMCI or are accrued and provided for in the Financial Statements for the period ended April 30, 1999. Any liability for Taxes incurred by SMCI since April 30, 1999 was incurred in the ordinary course of business.

          Except as set forth in Schedule 2.7, the U.S. federal income tax returns and state and foreign income tax returns of SMCI have not been audited by the Internal Revenue Service or other taxing authority within the past five
(5) years. Neither the Internal Revenue Service nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to SMCI or any of its operations or business; there are no pending or, to the knowledge of SMCI and the Stockholders, threatened tax claims or assessments; and there are no pending or, to the knowledge of SMCI and the Stockholders, threatened tax examinations by any taxing authorities.

          SMCI has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns for any fiscal year. SMCI has not consented to the application of Section 341(f) of the Code.

          SMCI has been a "C" corporation since January 1, 1994.

     SECTION 2.8 No Adverse Changes. Since April 30, 1999, (i) the business of SMCI has been conducted only in the ordinary course, except for the transactions contemplated by this Agreement; (ii) there has been no change in the condition (financial or otherwise), assets, liabilities, business, operations or affairs of SMCI, other than changes in the ordinary course of business, none of which singly and no combination of which, in the aggregate, has been materially adverse; and (iii) there has been no damage, destruction or loss or other occurrence or development, whether or not insured against, which, either singly or in the aggregate, materially adversely affects, and the Stockholders have no knowledge of any threatened occurrence or development which would materially adversely affect, the condition (financial or otherwise), assets, liabilities, business, operations, affairs or prospects of SMCI.

     SECTION 2.9  Conduct of  Business.  Except as  disclosed  on  Schedule  2.9 hereto, since April 30, 1999, SMCI has not: (i) created or incurred any liability (absolute, accrued, contingent or otherwise) except unsecured current liabilities incurred in the ordinary course of business consistent with past practice for other than money borrowed and disclosed on Schedule 2.9 hereto;
(ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute, accrued, contingent or otherwise) other than current liabilities shown on the Financial Statements as at April 30, 1999, and taxes and current liabilities incurred since April 30, 1999 in the ordinary course of business for other than money borrowed or under contracts or agreements entered into in the ordinary course of business (other than as a result of any default or breach of, or penalty under, any such contracts of agreements); (iv) waived, released or compromised any claims or rights of substantial value, or experienced any labor trouble (including without limitation any actual or threatened strike or lock-out) or lost, or been threatened with the loss of, any key employees or any substantial number of employees; (v) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation; (vi) made capital expenditures or capital additions or betterments in excess of $20,000; (vii) sold, assigned, transferred, leased or otherwise disposed of any of its assets, tangible or intangible, or canceled any debts or claims except, in each case, for fair consideration in the ordinary course of business; (viii) declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any shares of its capital stock, paid any notes or open accounts or paid any amount or transferred any asset to the Stockholders, any member of their families or any other holder of any capital stock of SMCI; (ix) made or become a party to, or become bound by, any contract or commitment or renewed, extended, amended, modified or terminated any contract or commitment which in any one case involved an amount in excess of $15,000; (x) issued or sold any shares of its capital stock; (xi) except in the ordinary course of business, granted any increase in the compensation of, made any other change in employment terms for, or adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of, any of its directors, officers or employees; (xii) entered into any transaction not in the ordinary course of business (except for transactions contemplated by this Agreement);
(xiii) changed any of its accounting methods or principles used in preparing the Financial Statements; or (xiv) entered into any contract or commitment to do any of the foregoing.

     SECTION 2.10 Title to Assets. Except as set forth in Schedule 2.10, SMCI has valid title to all of its personal property and valid leasehold interests in all real and personal property leased by it, free and clear of all claims, liens, charges, mortgages, pledges, security interests, restrictions and other encumbrances of any kind whatsoever, excluding (i) any such liens relating to carriers, warehousemen, real property lessors, mechanics, materialmen, and similar persons, affecting leased real property, or arising as a matter of law, which, in the aggregate, do not exceed $15,000; (ii) defects, zoning restrictions, restrictions on use, irregularities, encumbrances or clouds on title of real property, which do not materially impair the property affected thereby for the purpose for which it was acquired or leased; and (iii) any mortgages, pledges, security interests, restrictions and other encumbrances caused by parties other than SMCI or the Stockholders relating to any leased real property, which, in the aggregate, do not materially affect the use and enjoyment of such leased real property. No instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, the real or personal property owned or leased by SMCI as presently used, operated, maintained and accessed by SMCI to carry on its business as presently conducted. All of the assets and properties owned or leased by SMCI are (i) sufficient and adequate to carry on their business as presently conducted; (ii) are in good condition and repair as necessary to carry on their business as presently conducted, normal wear and tear excepted, and are in a state of maintenance, repair and operating condition required for the proper operation and use thereof as necessary to carry on their business as presently conducted; (iii) comply with all applicable federal, state or local laws, ordinances, rules and regulations and with the terms and conditions of all leases and other agreements affecting or relating to any such property, except where the noncompliance with any of the foregoing does not have a material adverse affect on the business of SMCI, taken as a whole; and (iv) are adequate to provide the products and services of SMCI in accordance with the most current standards established by customers, clients and governmental bodies.

     SECTION 2.11 Real Property.  SMCI does not own any real property.  Schedule
2.11 sets forth a true and complete list of all leases of real property to which SMCI is a party. Except as set forth in Schedule 2.11, SMCI enjoys quiet possession under all of their leases of real property, each of which is enforceable in accordance with its terms against the lessor thereunder and is not in default under the terms of any of said leases, except for any such default which does not have an adverse effect of $15,000 or more on SMCI; and no condition exists and no event has occurred which, with or without the passage of time or the giving of notice or both, could constitute such a default.

     SECTION 2.12 Personal Property. Schedule 2.12 hereto sets forth a true and complete list of all items of personal property having an original cost of more than $5,000, owned or leased by SMCI and the location of each such item.

     SECTION 2.13 Inventory. SMCI does not have, nor did it have in the past any material amounts of inventory.

     SECTION 2.14 Accounts Receivable. All accounts receivable, net of reserves, shown on the Financial Statements for the period ending April 30, 1999, or thereafter acquired by SMCI, have been collected or will be collected and are subject to no known counterclaims or setoffs. All such accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by SMCI.

     SECTION 2.15 Material/Service Agreements; Other Contracts. (a) Schedule 2.15(a) sets forth a complete list with regard to SMCI of (i) all bids, applications or proposals submitted by it to provide materials or services with a value of $15,000 or more to any Person and for which the award, approval or selection is pending, (ii) all contracts or agreements for the provision of materials or services with a value of $15,000 or more to which SMCI is a party and which has not yet been performed in full (the items referred to in the foregoing clauses (i) and (ii) being herein collectively called the "Material/Service Agreements"). All of such Material/Service Agreements are fully performable by SMCI in compliance with their terms. To the knowledge of SMCI and the Stockholders, no grounds exist for the termination or cancellation of any Material/Service Agreement by the other party thereto. Schedule 2.15(a) sets forth for each Material/Service Agreement: (i) the branch of SMCI responsible; (ii) the customer; and (iii) the remaining revenue to be earned.

          (b) Except as disclosed in Schedule 2.15(b) hereto, other than as disclosed on Schedule 2.15(a), neither SMCI is a party to or bound by any oral or written contracts, obligations or commitments, including without limitation any:

          (i) contract, commitment or arrangement involving, in any one case, $15,000 or more;

          (ii) contract with a term of, or requiring performance,  more than six
     (6) months from its date;

          (iii) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

          (iv) commitment, contract or undertaking for the purchase or use of services, materials, supplies, inventory, machinery or equipment and involving more than $15,000 in the aggregate;

          (v) employment contracts or agreements;

          (vi) contract or agreement with any labor union or other collective bargaining group;

          (vii) bonus, pension, savings, welfare, profit sharing, stock option, retirement, commission, executive compensation, hospitalization, insurance or similar plan providing for employee benefits or any other arrangement providing for benefits for any former or current employees or for the remuneration, direct or indirect, of the directors, officers or employees of SMCI;

          (viii) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

          (ix) guarantee;

          (x) contract or understanding regarding any capital expenditures in excess of $15,000;

          (xi) agency (sales or otherwise), distribution, brokerage (including, without limitation, any brokerage or finder's agreement or arrangement with respect to any of the transactions contemplated by this Agreement) or advertising agreement;

          (xii)  contract  with  investment  bankers,  accountants,   attorneys,
     consultants or other independent contractors;

          (xiii) shareholder agreement or contract with any Stockholder (or family member thereof), director or officer of SMCI or any Affiliate of such persons, except agreements or contracts referred to herein which relate to the transactions contemplated by this Agreement;

          (xiv) contract, commitment or arrangement which would restrain the Company from engaging or competing in any business or to maintain the confidentiality of any matter, except agreements made in the ordinary course of business to maintain confidentiality of their vendors and customers;

          (xv) contract, commitment or arrangement not made in the ordinary course of business; and

          (xvi) license, permit, franchise or royalty agreement which is material to the Company's business.

          (c) SMCI has made available to NetWolves correct and complete copies of all of the contracts, agreements and other documents listed in Schedules 2.15(a) and 2.15(b) hereto and all amendments thereto and any waivers granted thereunder (the "Scheduled Contracts"). Except as specifically set forth on Schedules 2.15(a) and 2.15(b), the consummation of this Agreement and the other transactions contemplated by this Agreement are not a violation of or grounds for the modification or cancellation of any of the Scheduled Contracts or for the imposition of any penalty or security interests thereunder. SMCI enjoys good working relationships under all Scheduled Contracts, and no unresolved disputes are pending or, to the best of the Stockholders' or SMCI's knowledge, threatened under or in respect of any such Scheduled Contracts. SMCI does not have any outstanding power of attorney other than routine power of attorney relating to representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

     Except as described in Schedule 2.15(a) and (b) hereto, all Scheduled Contracts described in such Schedule 2.15(a) and (b) are valid and enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and there is not, under any of such documents or agreements or any obligation, or covenant or condition contained therein, any existing default by SMCI, to the Stockholders's knowledge, by any other party, or any event which with notice, lapse of time, or both, would constitute a default and which would have a Material Adverse Effect on the continued operation of SMCI or its business.

     SECTION 2.16 Intellectual Property. Schedule 2.16 hereto sets forth a true and complete list of all of trademarks, service marks and tradenames, and the federal, state and foreign registrations and applications thereof, patents and patent applications and extensions and renewals thereof and copyrights and copyright applications and renewals thereof (the "Intellectual Property"). All the Intellectual Property is owned by SMCI free and clear of any and all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, and no licenses for the use of any of such rights or Trade Secrets have been granted by SMCI to any third parties, except as reflected in the Schedules attached hereto. All of such rights together with the Trade Secrets are valid, enforceable and in good standing, and are sufficient and appropriate for the conduct of business of SMCI as currently conducted. The sale of the Stock to NetWolves and the consummation of the other transactions contemplated hereby will not adversely affect any rights in the Intellectual
Property or Trade Secrets of SMCI. To the knowledge of SMCI and the Stockholders, the operation of the business of SMCI does not infringe in any way on any registered patent, trademark, trade name, copyright, Trade Secret, contract, license or other similar right, of any person, and SMCI does not license any such right from others except as set forth on Schedule 2.16. No claim is pending or, to the knowledge of SMCI and the Stockholders, threatened, with respect to such infringement or conflict. To the knowledge of SMCI and the Stockholders, no other Intellectual Property or Trade Secret other than those owned or licensed by SMCI are required by them for their business as presently conducted. The Stockholders have no knowledge of any infringement by any third parties upon any of the Intellectual Property.

     SECTION 2.17 Insurance. Schedule 2.17 hereto contains a complete and correct list of all insurance policies maintained by SMCI together with a schedule of required premiums, premium payment dates and any prepaid premiums under each such policy. SMCI has made available to NetWolves complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. SMCI has complied in all material respects with the provisions of such policies. No notice has been received canceling or threatening to cancel or refusing to renew any of such insurance. The rights of the insured under such policies will not be terminated or adversely affected by the Closing or the consummation of the other transactions contemplated hereby. To the knowledge of SMCI and the Stockholders, there is currently no basis for any insurance claim by SMCI.

     SECTION 2.18 Customer and Supplier Relationships. Attached as Schedule 2.18 is a complete and correct list of all current customers of SMCI showing the sales to each for the year ended December 31, 1998 and of all suppliers whose sales to SMCI amounted to more than $25,000 during any of such periods showing the sales of each. With respect to any such customer or supplier or group of related customers or suppliers listed on Schedule 2.18, the Stockholders have no knowledge that any such customer, supplier or group of related customers or suppliers has terminated or expects to terminate a material portion of its normal business with SMCI. Except as disclosed in Schedule 2.18 hereto, no Stockholders or director or officer of SMCI or any of their family members or Affiliates has any direct or indirect interest, either by way of stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with, is a supplier or customer of, or is a distributor or sales agent for, or is a party to any contract with SMCI.

     SECTION 2.19 Employees. SMCI has furnished to NetWolves a true and complete list setting forth all of the employees and officers of SMCI with a description of their job designations, compensation, benefits (including severance pay and bonuses), outstanding loans to officers or employees and all understandings not in the ordinary course of business relating to terms and conditions of employment. Proper and accurate amounts have been withheld by SMCI from their employees for all periods in full compliance with tax withholding provisions of applicable federal, state, local or foreign law. Proper and accurate federal, state, local and foreign returns have been filed by SMCI for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid.

     SECTION 2.20 Labor Relations. Except as set forth on Schedule 2.20, there has been no material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, SMCI, or their respective terms and conditions of employment, wages and hours. SMCI is not engaged in any unfair labor practice or other unlawful employment practice and there are no unfair labor practice charges or other employee related complaints against SMCI pending or, to the knowledge of SMCI and the Stockholders, threatened before any other federal, state, or local, or other governmental authority by or concerning the employees of SMCI.

     SECTION 2.21 Benefit Plans. (a) Schedule 2.21 hereto sets forth a true and complete list of each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by SMCI or an Affiliate or to which SMCI or an Affiliate contributes or is required to contribute, including any multiemployer employee welfare benefit plan, on behalf of officers and employees of SMCI or an Affiliate (such multiemployer and other employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). With respect to each Welfare Benefit Plan, all contributions or premiums due by the Closing Date have been paid or accrued. All Welfare Benefits Plans are fully funded, none of which are defined benefit plans.

          (b) All Welfare Benefit Plans, and each employee pension benefit plan (as defined in Section 3(2) ERISA) and all plans, agreements, arrangements and commitments related thereto ("Pension Benefit Plans") are legal, valid and binding in full force and effect and in compliance with all applicable rules, regulations and laws.

          (c) Each Pension Benefit Plan, each Welfare Benefit Plan and each related trust agreement and annuity contract and insurance policy (and any other funding instruments) complies and has complied, both as to form and operation, with the provisions of (A) the Code in order to be tax qualified under Section 401(a) or 403(a) of the Code; (B) ERISA; and (C) all other applicable laws, rules and regulations; all necessary government approvals for the Pension Benefit Plans have been obtained; and favorable determination letters, copies of which have been made available to NetWolves, as to the qualification under the Code of each of the Pension Benefit Plans and each amendment thereto have been received from the Internal Revenue Service and no event has occurred or condition exists which would adversely affect such determination.

          (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the Code, ERISA and all other applicable laws and all reports required by any government agency.

          (e) Neither SMCI, nor any Affiliate, nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as described in Section 4975(c) of the Code), except to the extent that such violation would not result in an aggregate cost, fine or penalty in excess of $1,000.

          (f) Schedule 2.21 lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed on Schedule 2.21 maintained by SMCI or an Affiliate with respect to the compensation of any of their employees.

          (g) There are no actions, suits or claims (other than routine claims for benefits) pending or which could reasonably be expected to be asserted against any Pension Benefit Plan or Welfare Benefit Plan; there are no civil or criminal actions pending or threatened against any fiduciary, Pension Benefit Plan or Welfare Benefit Plan with respect to the plan; and no Pension Benefit Plan or Welfare Benefit Plan is the direct or indirect subject of any audit, investigation or examination by any governmental or quasigovernmental agency, and no such completed audit, investigation or examination, if any, has resulted in the imposition of any fine or penalty on any person.

          (h) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in this Section 2.21 are legally valid and binding and in full force and effect and in compliance with all applicable laws.

     SECTION  2.22  Litigation;  Compliance;  Permits.  Except as  disclosed  in
Schedule 2.22 hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations pending, or, to the best of Stockholders' knowledge, threatened against, by or affecting SMCI in which, individually or in the aggregate, an unfavorable determination could adversely affect by $15,000 or more the business of SMCI or their earnings or condition (financial or otherwise) or any of their assets or result in any liability on the part of SMCI or prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder, or require NetWolves or TSG to divest itself of the Stock; nor has any such suit been pending within the two years prior to the date hereof. SMCI has not been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, and the Stockholders are not aware of any threatened claim of such violation (including any investigation) or any basis therefor.

     SMCI has complied and is in compliance with, all laws, rules, regulations, ordinances, orders, judgments, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to them, their assets, employees and employment practices, except where the failure to so comply would not have an adverse effect of $15,000 or more on them, their business, assets, financial condition, employees and employment practices.

     SMCI has all material governmental licenses, permits, approvals or other authorizations required for the conduct of their business as now conducted, all of which are in full force and effect and all of which are listed on Schedule
2.22 hereto; there is no action pending or, to the knowledge of SMCI and Stockholders, threatened, to terminate any rights under any such governmental licenses, permits or authorizations; and except as disclosed on Schedule 2.22 at the Closing, none of such licenses, permits, approvals and authorizations will be adversely affected by this Agreement or the consummation of the other transactions contemplated by this Agreement.

     SECTION 2.23 Environmental Compliance. Except as set forth in Schedule 2.23, (i) all of the assets and properties presently owned, leased or operated by SMCI is in compliance with all Environmental Laws, except where the noncompliance with any such Environmental Laws would have an adverse effect of $15,000 or less in the aggregate on the business, assets and financial condition of SMCI, and is not subject to any pending or, to the knowledge of the Stockholders or SMCI, threatened Environmental Actions; (ii) none of the assets and properties which have been or are now owned, leased or operated by SMCI have been used by SMCI for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances; (iii) there has been no Hazardous Discharge by SMCI on or from any of the assets and properties presently or formerly owned, leased or operated by SMCI; (iv) there are no outstanding, or to the knowledge of SMCI and the Stockholders, threatened Environmental Actions against SMCI; and (v) SMCI has not owned, possessed or arranged for the transportation of Hazardous Substances at any site where any of them have performed remediation services. No employee or other person has ever made a claim or demand against SMCI of which SMCI has received written notice based on alleged damage to health caused by any Hazardous Substance. All services performed by SMCI, including, without limitation, remediation activities, were and are in full compliance with all Environmental Laws and applicable industrial and professional standards, except where the noncompliance with any of the foregoing would have an adverse effect of $15,000 or less in the aggregate on the business, assets and financial condition of SMCI.

     SECTION 2.24 Corporate Records. The copy of the certificate of incorporation of SMCI and all amendments thereof to date, certified by the Secretary of State of their respective jurisdictions of incorporation and of the by-laws of SMCI, as amended to date, certified by the Secretary or an Assistant Secretary of SMCI, as applicable, all under a date not more than five (5) days prior to the Closing Date which have been or will be delivered to NetWolves are complete and correct, and the minute books of SMCI correctly reflect all material corporate actions taken at all meetings of directors (including committees thereof) and Stockholders, and correctly record all resolutions certified copies of which have been delivered to other parties. The stock transfer books (with all canceled and unused stock certificates attached) and stock ledgers are complete and correct and correctly reflect all issuances and transfers of the capital stock of SMCI.

     SECTION 2.25 Disclosure. No representation or warranty by the Stockholders or SMCI and no statement or certificate furnished or to be furnished by or on behalf of the Stockholders, SMCI to NetWolves or its agents pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          As used in this Section 2.25 and elsewhere in this Agreement the term "to the knowledge of the Stockholders" or "to the best of the Stockholders' knowledge" means the actual knowledge of the Stockholders or any executive officer or director of SMCI after due inquiry.

     SECTION 2.26 Investment Intent. Those Stockholders who are acquiring NetWolves Common Stock are doing so for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); the holders of NetWolves Common Stock understand that none of NetWolves Stock has been registered under the Securities Act or qualified under applicable state securities laws, and all of such NetWolves Common Stock are "restricted securities" within the meaning of the Securities Act, may not be transferred or sold without registration under the Securities Act or an exemption therefrom and further restricted from transfer, gift, hypothecation or sale for eighteen months without the written consent of NetWolves.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF NETWOLVES


     NetWolves hereby represents and warrants to SMCI that, except as set forth in the written disclosure schedule delivered by NetWolves to SMCI (the "NetWolves Disclosure Schedule"):

     SECTION 3.1 Corporate Organization. NetWolves is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. NetWolves is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. NetWolves has heretofore delivered to SMCI complete and correct copies of the Certificate of Incorporation and By-laws, as amended of TSG to and as in effect on the date hereof.

     SECTION 3.2 Capitalization. The authorized capital stock of TSG as of the date hereof consists of ten million (10,000,000) shares of Common Stock par value one thousandth of a dollar ($0.001) per share ("TSG Common Stock") and one million (1,000,000) shares of preferred stock par value of one dollar ($1.00) per share ("TSG Stock"). All four million one hundred fifty thousand (4,150,000) shares of TSG Common Stock outstanding and owned beneficially and of record by NetWolves have been duly issued as of the date hereof. TSG has no subsidiaries, no material assets or liabilities (except pursuant to this Agreement) and was formed solely to facilitate the Merger.

     SECTION 3.3 Authorization; Execution and Delivery. Each of NetWolves and TSG has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of NetWolves and TSG and the consummation by NetWolves or TSG of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of NetWolves and TSG. This Agreement has been duly executed and delivered by NetWolves and TSG and constitutes the legal, valid and binding obligation of NetWolves and TSG, enforceable against NetWolves and TSG in accordance with its terms, except for the Exceptions.

     SECTION 3.4 Shares of NetWolves. NetWolves Common Stock to be issued hereunder will, when issued, be fully paid and nonassessable, and there will be no preemptive or similar rights in respect of such common stock.

     SECTION 3.5 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority that currently regulates NetWolves or TSG is required in order to permit NetWolves or TSG to consummate the Merger or perform its obligations under this Agreement.

     SECTION 3.6 No Conflict. Neither the execution, delivery and performance of this Agreement by NetWolves or TSG, nor the consummation by NetWolves or TSG of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation (or similar organizational document) or by-laws of NetWolves or TSG; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any Encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment, decree, statute, rule or regulation to which NetWolves or TSG or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any Encumbrance upon any of the properties or assets of NetWolves or TSG; or (iv) impair NetWolves' business or adversely affect any Governmental License necessary to enable NetWolves and TSG to carry on their business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that would not have a Material Adverse Effect.

     SECTION 3.7 No Legal Proceedings. Neither the execution and delivery of this Agreement by NetWolves or TSG, nor the consummation by NetWolves or TSG of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of NetWolves or TSG, threatened litigation or governmental investigation or proceeding as of the date of this Agreement.

     SECTION 3.8 Finders. No broker, finder or investment advisor acted directly or indirectly as such for NetWolves, any Subsidiary of NetWolves or any stockholder of NetWolves in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of NetWolves, any Subsidiary of NetWolves or any stockholder of NetWolves.

                                   ARTICLE IV
                     COVENANTS, TRANSACTIONS AND CONDUCT OF
                           BUSINESS PENDING THE MERGER

     SECTION 4.1 Conduct of Business by SMCI Pending the Merger. SMCI covenants and agrees that during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, unless NetWolves shall otherwise agree in writing, (i) SMCI shall conduct its business only in the ordinary course of business consistent with past practice; (ii) that SMCI shall use reasonable commercial efforts to preserve substantially intact the business organization of SMCI, to keep available the services of the present officers, employees, agents and consultants of SMCI and to preserve the present relationships of SMCI with governmental agencies, insurance brokers, insurance companies, lenders, customers, suppliers and other Persons with which SMCI has significant regulatory or business relations. By way of amplification and not limitation, except as contemplated by this Agreement, SMCI shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following:

     (a) amend or otherwise change SMCI's Certificate of Incorporation or By-Laws;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in SMCI or any of its Affiliates;

     (c) sell, pledge, dispose of or encumber any assets of SMCI (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $15,000);

     (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

(iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock;

     (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under SMCI's existing credit facilities or issue any debt securities or assume, guarantee (other than guarantees of bank debt of SMCI's subsidiaries under existing credit facilities entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

     (f) make any material change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman, broker or agent of SMCI except in the ordinary course of business consistent with prior practice;

     (g) take any action to change accounting practices, policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

     (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $15,000 per matter or $50,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in SMCI Financial Statements or incurred in the ordinary course of business and consistent with past practice; or

     (i) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (h) above, or any action which would make any of the representations or warranties of SMCI contained in this Agreement untrue or incorrect in any material respect or prevent SMCI from performing or cause SMCI not to perform its covenants herein.

     SECTION 4.2 Access to Information. SMCI will give NetWolves and TSG, and their respective counsel, financial advisors, auditors and other authorized representatives, full access to the offices (including a work area for the use of NetWolves and TSG and their authorized representatives), properties, employees, books and records of SMCI and its subsidiaries at all reasonable times upon reasonable notice, and will instruct the employees, counsel, financial advisors and auditors of SMCI and its subsidiaries to cooperate in all reasonable respects with NetWolves and TSG and each such representative in its investigation of the business of SMCI and its subsidiaries, provided that no investigation pursuant to this Section 4.2 shall affect any representation or warranty given by SMCI to NetWolves or TSG hereunder. SMCI will confer from time to time with NetWolves at NetWolves' request to discuss the status of the operations of SMCI and its subsidiaries.

     SECTION 4.3 Best Efforts. Subject to the terms and conditions herein provided, each of SMCI, NetWolves and TSG agrees to use its commercially reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary or proper and advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

     SECTION 4.4 Consents. NetWolves and SMCI each shall use their respective commercially reasonable efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement.

     SECTION 4.5 Public  Announcements.  Except as hereinafter  provided in this
Section 4.5, NetWolves and SMCI will consult with each other before issuing any press release or otherwise making any public statements prior to the Effective Time with respect to the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party, which consent will not be unreasonably withheld or delayed. Nothing stated herein shall prohibit any party from making a press release or other statement required by law or by obligations pursuant to any listing agreement with any automated interdealer quotation system if the party making the disclosure has first consulted with the other parties hereto.

     SECTION 4.6 Notification of Certain Matters. SMCI will give prompt notice, as soon as reasonably practicable, to NetWolves and TSG of the occurrence or non-occurrence of any event (i) which has had or is reasonably likely to have a Material Adverse Effect, (ii) which has caused any representation or warranty of SMCI contained in this Agreement to be untrue or inaccurate in any material respect or (iii) which has caused any failure of SMCI to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 4.6 will not limit or otherwise affect the remedies available under this Agreement to NetWolves or limit the rights of SMCI under this Agreement.

     SECTION 4.7 Conveyance Taxes. NetWolves and SMCI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Surviving TSG shall be responsible for the payment of all such taxes and fees.

                                    ARTICLE V
                               GENERAL PROVISIONS

     SECTION 5.1  Effectiveness of  Representations,  Warranties and Agreements.
(a) Except as otherwise provided in this Section 5.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, for a period of three (3) years from the Effective Time.

          (b) Any disclosure made with reference to one or more Sections of SMCI disclosure schedule or NetWolves disclosure schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in SMCI disclosure schedule or NetWolves disclosure schedule shall not be deemed an admission that such matter is material.

     SECTION 5.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (A) If to NetWolves or TSG:

                NetWolves Corporation
                200 Broadhollow Road, Suite 207
                Melville, New York  11747
                Attn:   Walter M. Groteke
                Telecopier No.:  (516) 393-5017
                Telephone No.:  ( 516) 393-5016

     With a copy to:

                Blau, Kramer, Wactlar & Lieberman, P.C.
                100 Jericho Quadrangle
                Jericho, New York 11753
                Telecopier No.:  (516) 822-4824
                Telephone No.:  (516) 822-4820
                Attention:  David H. Lieberman, Esq.

     (B) If to SMCI:

                Sales and Management Consulting, Inc.
                d/b/a The Sullivan Group and
                Duffy-Vinet Institute
                320 Soundview Road
                Guilford, Connecticut  06457
                Telecopier No.:  (203) 453-1259
                Telephone No.:  ( 203) 453-0893
                Attention:   Mr. Martin Cunningham

                With a copy to:

                Fasciana and Associates, P.C.
                358 Fifth Avenue
                New York, New York  10001
                Telecopier No.:  (212) 922-9606
                Telephone No.:  (212) 922-5300
                Attention:  John E. Fasciana, Esq.


     SECTION 5.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

          (b) "Business Day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

          (c) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934); and

          (e) "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, or other legal entity of which such Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 5.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval and adoption of the Merger and this Agreement by the Stockholders of SMCI, no amendment may be made which by law requires further approval by such Stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 5.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 5.6 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, and (g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates.

     SECTION 5.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

     SECTION 5.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

     SECTION 5.9 Assignment; TSG. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of TSG hereunder may be assigned to any direct, wholly-owned Subsidiary of NetWolves provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 5.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 5.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 5.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York, without regard to conflicts of laws provisions.

     SECTION 5.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 5.14 WAIVER OF JURY TRIAL. EACH OF NETWOLVES, TSG SMCI AND THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, NetWolves, TSG and SMCI have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   NETWOLVES CORPORATION


                                   By /s/ Walter M. Groteke
                                      ------------------------------------------
                                      Name:  Walter M. Groteke
                                      Title: Chief Executive Officer


                                   TSG


                                   By /s/ Martin E. Cunningham
                                      ------------------------------------------
                                      Name:  Martin E. Cunningham
                                      Title: President/CEO

                                   SALES AND MANAGEMENT
                                   CONSULTING, INC., d/b/a,
                                   THE SULLIVAN GROUP and
                                   DUFFY-VINET INSTITUTE


                                   By /s/ Martin E. Cunningham
                                      ------------------------------------------
                                      Name:  Martin E. Cunningham
                                      Title: President/CEO
                                      /s/ David Sullivan
                                      ------------------------------------------
                                      David Sullivan, Stockholder


                                      /s/ Martin E. Cunningham
                                      ------------------------------------------
                                      Martin Cunningham, Stockholder


                                      /s/ Ronald B. Collins
                                      ------------------------------------------
                                      Ronald B. Collins, Stockholder


                                      /s/ John J. Phelan
                                      ------------------------------------------
                                      John J. Phelan, Stockholder


                                      /s/ Daniel J. Molloy
                                      ------------------------------------------
                                      Daniel J. Molloy, Stockholder